Securities and Exchange Commission
Washington, D.C. 20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange
Act of 1934

Date of Report:   November 17, 1997


                  SLS INDUSTRIES, INC.                 .
(Exact Name of Registrant as Specified in Charter


NEVAD                      	2-90328			            	77-0002526
(State of Incorporation)	(Commission File No.)(IRS Employer No.)


		7223 Parkway Drive
		Suite 103
		Hanover, Maryland				21076
		(Address of Principal				(Zip Code)
		Executive Office)


(410) 712-4155
(Registrant's Telephone Number, Including Area Code)

Photo Acoustic Technology, Inc., 822 Hampshire Road, Suite
E, West Lake Village, CA 91361
(Former Name or Former Address, if Changed Since Last
Report)

Item 5.		Other Events

	The Registrant was incorporated in Nevada of September 15, 1983 under the name of Photo Acoustic Technology, Inc. ("PAT"). On July 12, 1994, pursuant to a Share Exchange Agreement, dated July 12, 1994, PAT acquired all of the outstanding shares of capital stock of Paradigm Industries, Inc. ("Paradigm"), a privately held corporation organized under the laws of the State of Maryland, in Exchange for 38,317,770 shares of Common Stock of PAT. As a result of the merger, Paradigm became a wholly owned subsidiary of PAT. On August 3, 1995, PAT changed its name to SLS Industries, Inc., a Nevada Corporation. Effective February 22, 1996, Paradigm's name was changed to SLS Industries,
Inc., a Maryland corporation.

	The Registrant has not filed its periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")), since approximately October 1994 due to a lack of adequate financial, personnel and other resources. The Registrant currently is engaged in efforts to gather and review pertinent information and documents in order to complete the preparation and audit of its financial statements for its fiscal years ended January 31, 1995, January 31, 1996 and January 31, 1997, and the preparation of certain reports under the Exchange Act. The Registrant had engaged independent auditors to audit the financial statements and counsel to assist in the preparation of reports under the Exchange Act. The Registrant currently anticipates filing such reports in the near future.


SIGNATURES

	Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						SLS INDUSTRIES, INC.
						(Registrant)


						RICHARD B. PAZORNIK
Date: November 17, 1997				/s/ Richard B.
Pazornik
						Title: President